Exhibit 23.2
                  [LETTERHEAD OF THOMPSON, GREENSPON & CO. P.C.]

                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
Millennium Bankshares Corporation
Incentive Stock Option Plan


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Millennium Bankshares Corporation related to our report dated February 20, 2002 relating to the balance sheets of Millennium Bankshares Corporation as of December 31, 2001 and 2000 and the related statements of operations, other comprehensive income, changes in stockholder's equity and cash flows for the years then ended.


                                      /s/ Thompson, Greenspon & Co., P.C.
                                      -----------------------------------

Fairfax, Virginia
November 5, 2002